CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Jerry V. Hoffman, Chairman, President and Chief Executive
Officer of Berry Petroleum Company, certify that:

1. I have reviewed this amendment to the annual report on Form 10-K/A of Berry Petroleum Company;

2. Based on my knowledge, this annual report, as amended, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report, as amended;

Date: March 18, 2003

 /s/ Jerry V. Hoffman
Jerry V. Hoffman
Chairman, President and
Chief Executive Officer














                          Exhibit 99.01